Exhibit 3.28

ADOPTED BY WRITTEN CONSENT OF DIRECTORS IN LIEU OF SPECIAL MEETING ON APRIL 14, 2008

AMENDMENT OF BY-LAWS

RESOLVED, that, in accordance with Article XII of the By-Laws of the Company, the By-Laws shall be, and hereby are, amended as follows:

Section 3.02 shall be and it hereby is replaced in its entirety by the following:

Number, Election and Term. The number of directors that shall constitute the entire Board of Directors shall be fixed from time to time as determined by resolution of the Board adopted by a majority of the members of the Board, but shall consist of not less than one (1) member. The initial number of directors shall be three (3). The number of directors constituting the entire Board shall be set forth in the notice of any meeting of stockholders held for the purpose of electing directors. The directors shall be elected at the annual meeting of stockholders, except as provided in Section 3.03, and each director elected shall hold office until his or her successor shall be elected and shall qualify.

AMENDED AND RESTATED BY-LAWS

OF

YRC LOGISTICS SERVICES, INC.

Adopted as of July 2, 2007

ARTICLE I

OFFICES

SECTION 1.01 Registered Office. The corporation shall have and continuously maintain in the State of Illinois (a) a registered office which may be, but need not be, the same as its principal place of business in Illinois and (b) a registered agent having a business office identical with such registered office. The address of the registered office may be changed from time to time.

SECTION 1.02 Other Offices. The corporation may also have offices at such other places both within and without the State of Illinois as the Board of Directors may from time to time determine or the business of the corporation may require.

ARTICLE II

MEETINGS OF SHAREHOLDERS

SECTION 2.01 Place of Meeting. All meetings of shareholders for the election of directors shall be held at such place, either within or without the State of Illinois, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

SECTION 2.02 Annual Meeting. An annual meeting of shareholders, for the purpose of electing directors and for the transaction of such other business as may be properly be brought before the meeting, shall be held at such time as is provided in a resolution of the Board of Directors and stated in a notice of the meeting or in a duly executed waiver of notice hereof. If the election of directors shall not be held on the day designated for any annual meeting, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a meeting of the shareholders as soon thereafter as conveniently may be.

SECTION 2.03 Voting List. The officer or agent having charge of the transfer book for shares of a corporation shall make, within 20 days after the record date for a meeting of shareholders, or 10 days before such meeting of shareholders, whichever is earlier, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each shareholder and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder, to copying at the shareholder’s expense, during ordinary business hours, for a period of at least 10 days prior to the meeting, and shall be kept on file at the registered office of the corporation. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof,

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and may be inspected by any shareholder who is present. The original share ledger or transfer book, or a duplicate thereof kept in this State, shall be prima facie evidence as to who are the shareholders entitled to examine such list or share ledger or transfer book or to vote at any meeting of shareholders.

SECTION 2.04 Special Meeting. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called by the Chairman of the Board, or by the President of the corporation or by holders of not less than one-fifth of the outstanding shares entitled to vote on the matter for which the meeting is called, or persons as may be provided in the Articles of Incorporation. Such request shall state the purpose or purposes of the proposed meeting.

SECTION 2.05 Notice of Meeting. Written notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each shareholder entitled to vote thereat, not less than 10 nor more than 60 days before the meeting, or in the case of a merger, consolidation, share exchange, dissolution or sale, lease or exchange of assets not less than 20 nor more than 60 days before the date of the meeting, either personally or by mail, by or at the direction of the President, or the Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his or her address as it appears on the records of the corporation, with postage thereon prepaid. If a meeting is adjourned to another time or place, notice need not be given or the adjourned meeting the new time and place are announced at the meeting at which the adjournment is taken

SECTION 2.06 Quorum. Unless otherwise provided in the Articles of Incorporation, the holders of a majority of the shares of the corporation’s capital share issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at any meeting of shareholders for the transaction of business, except in no event shall a quorum consist of less than one-third of the votes of the shares entitled to so vote. Notwithstanding the other provisions of the Articles of Incorporation, these by-laws, or by the Business Corporation Act, if a quorum of the holders of a majority of the shares of the corporation’s capital share entitled to vote is present the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on a matter shall be the act of the shareholders. If a quorum is not present, a majority of the shares represented may adjourn to meeting from time to time without further notice. Withdrawal of shareholders from a meeting shall not cause failure of a quorum at the meeting.

SECTION 2.07 Voting. Each outstanding share, regardless of class, shall be entitled to vote in each mater submitted to a vote at a meeting of shareholders, and in all elections for directors, every shareholder shall have the right to vote the number of shares owned by such shareholder for as many persons as there are directors to be elected, or to cumulate such votes and give one candidate as many votes as shall equal the number of directors multiplied by the number of such shares or to distribute such cumulative votes in any proportion among any number of candidates. Every shareholder having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such shareholder, bearing a date not more than 11 months prior to voting, unless such instrument provides for a longer period, An appointment of a proxy is revocable by the shareholder unless the appointment

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form conspicuously states that it is irrevocable and the appointment is coupled with an interest in the shares or in the corporation generally.

SECTION 2.08 Consent of Shareholders. Any action required to be taken at any annual or special meeting of the shareholders of the corporation, or any other action which may be taken at a meeting, and without a vote, if a consent in writing, setting forth the action so taken, shall be signed (a) by the holders of the outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voting or (b) by all of the shareholders entitled to vote with respect to the subject matter thereof. If such consent is signed by less than all of the shareholders entitled to vote, then such consent shall become effective only if at least five days prior to the execution of the consent a notice in writing is delivered to all shareholders entitled to vote with respect to the subject matter thereof and, after the effective date of the consent, prompt notice of the taking of the corporation action without a meeting by less than unanimous written consent shall be delivered in writing to those shareholders who have not consented in writing.

SECTION 2.09 Voting of Shares of Certain Holders. Shares registered in the name of another corporation, domestic or foreign, may be voted by such officer, agent, or legal representative authorized to vote such shares under the laws of incorporation of such corporation. The corporation may treat the President or other person holding the position of the Chief Executive Officer of such other corporation as authorized to vote such shares, together with any other person indicated and any other holders of an office indicated by the corporate shareholder to the corporation as a person or an office authorized to vote such shares. Shares standing in the name of a deceased person may be voted by the executor or administrator of such deceased person, either in person or by proxy. Shares standing in the name of a guardian, conservator, or trustee may be voted by such fiduciary, either in person or by proxy. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer therof into his or her name if authority so to do is contained in an appropriate order of the court by which such receiver was appointed. A shareholder whose shares are pledged shall be entitled to vote such shares, until the shares have been transferred into the name of the pledge, and thereafter the pledge shall be entitled to vote the shares so transferred.

SECTION 2.10 Treasury Shares. The corporation shall not vote, directly or indirectly, shares of its own capital shares owned by it; and such shares shall not be counted in determining the total number of outstanding shares of the corporation’s capital shares.

SECTION 2.11 Fixing Record Date. For the purpose of determining shareholders entitled to notice of or to vote any meeting of shareholders, or shareholders entitled to receive payment of any dividend, or in order to made a determination of shareholders for any other purpose, the Board of Directors of the corporation may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than 60 days and, for a meeting of shareholders, not less than 10 days, or in the case of a merger, consolidation, share exchange, dissolution or sale, lease or exchange or assets, not less than 20 days, immediately preceding such meeting. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date

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on which the resolutions of the Board or Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof.

SECTION 2.12 Waiver of Notice. Whenever any notice whatsoever is required to be given under the provisions of the Business Corporation Act or under the provisions of the Articles of Incorporation of these by-laws, a waiver thereof in writing signed by the person or person entitled to such notice, whether before or after the time state therein, shall be deemed equivalent to the giving of such notice. Attendance at any meeting shall constitute waiver of notice thereof unless the person at the meeting objects to the holding of the meeting because proper notice was not given.

ARTICLE III

BOARD OF DIRECTORS

SECTION 3.01 Powers. The business and affairs of the corporation shall be managed by or under the direction of its Board of Directors.

SECTION 3.02 Number, Election and Term. The Board of Directors shall consist of one or more members. The number of directors shall be fixed or a variable range as established by the by-laws. If the by-laws establish a variable range, the maximum number may not exceed the minimum by more than five and the number of directors may be increased or decreased from time to time within the minimum and maximum, by the directors or the shareholders without further amendment to the by-laws. If the number of directors is fixed, the number of directors may be changed from time to time by amendment to the by-laws. The term of all directors expire at the next annual shareholders’ meeting following their election. The term of a director elected to fill a vacancy expires at the next annual shareholders’ meeting at which his or her predecessor’s term would have expired. The term of a director elected as a result of an increase in the number of directors expires at the next annual shareholders’ meeting. Despite the expiration of a director’s term, he or she continues to serve until the next meeting of shareholders at which directors are elected. A decrease in the number of directors does not shorten an incumbent director’s term.

SECTION 3.03 Vacancies, Additional Directors, and Removal From Office. If any vacancy occurs in the Board of Directors or if any new directorship is created by an increase in the authorized number of directors, a majority of the directors then in office may choose a successor or fill the newly created directorship; and a director so chosen shall hold office until the next meeting of shareholders at which directors are to be elected. One or more of the directors may be removed, with or without cause, at a meeting of shareholders by the affirmative vote of the holders of a majority of the outstanding shares then entitled to vote at an election of directors. No director shall be removed at a meeting of shareholders unless the notice of such meeting shall state that a purpose of the meeting is to vote upon the removal of one or more directors named in the notice. Only the named director or directors may be removed at such meeting. In the case of a corporation having cumulative voting, if less than the entire board is to be removed, no director may be removed, with or without cause, if the votes cast against his or

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her removal would be sufficient to elect him or her if then cumulatively voted at an election of the entire Board of Directors.

SECTION 3.04 Regular Meeting. A regular meeting of the Board of Directors shall be held each year, without other notice than these by-laws, at the place of, and immediately following, the annual meeting of shareholders; and other regular meetings of the Board of Directors shall be held each year, at such time and place as the Board of Directors may determine, either within or without the State of Illinois, without other notice.

SECTION 3.05 Special Meeting. A special meeting of the Board of Directors may be called by the President of the corporation and shall be called by the Secretary on the written request of any two directors. The Chairman or President so calling, or the directors so requesting, any such meeting shall fix the time and any place, either within or without the State of Illinois, for holding such meeting.

SECTION 3.06 Notice of Special Meeting. Written notice of special meetings of the Board of Directors shall be given to each director by mail to each director at his or her business address or personally at least two days prior to the time of such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon paid. Any director may waive notice of any meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting, except that notice shall be given of any proposed amendment to the by-laws if it is to be adopted at any special meeting or with respect to any other matter where notice is required by statute.

SECTION 3.07 Quorum. A majority of the Board of Directors then in office shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, by the Articles of Incorporation or by these by-laws. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

SECTION 3.08 Action Without Meeting. Unless otherwise restricted by the Articles of Incorporation or these by-laws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, if all members of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, setting forth the action so taken, shall be signed by all the directors entitled respect to the subject matter thereof. The consent shall be evidenced by one or more written approvals, each of which sets forth the action taken and bears the signature of one or more directors. All the approvals evidencing the consent shall be delivered to the Secretary to be filed in the corporate records. The action taken shall be effective when all the directors have approved the consent unless the consent specifies a different effective date. Any such consent

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signed by all the directors or all the members of a committee shall have the same effect as a unanimous vote, and may be stated as such in any document filed with the Secretary of State of Illinois or elsewhere.

SECTION 3.09 Compensation. Unless otherwise provided in the Articles of Incorporation or by-laws, the Board of Directors, by the affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the corporation as directors, officers or otherwise.

SECTION 3.10 Conflict of Interest. If a transaction is fair to a corporation at the time it is authorized, approved, or ratified, the fact that a director of the corporation is directly or indirectly a party to the transaction is not grounds for invalidating the transaction or the director’s vote regarding the transaction; provided, however, that in a proceeding contesting the validity of such a transaction, the person asserting validity has the burden of proving fairness unless: (a) the material facts of the transaction and the director’s interest or relationship were disclosed or known to the Board of Directors or a committee of the board and the board or committee authorized, approved or ratified the transaction by the affirmative votes of a majority of disinterested directors, even though the disinterested directors be less than a quorum; or (b) the material facts of the transaction and the director’s interest or relationship were disclosed or known to the shareholders entitled to vote and they authorized, approved or ratified the transaction without counting the vote of any shareholder who is an interested director.

SECTION 3.11 Presumption of Assent. A director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be conclusively presumed to have assented to the action taken unless his or her dissent is entered in the minutes of the meeting or unless he or she files his or her written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or forwards such dissent by registered or certified mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

ARTICLE IV

COMMITTEE OF DIRECTORS

SECTION 4.01 Designation, Powers and Name. If the Articles of Incorporation or by-laws so provide, a majority of the directors may create one or more committees, each to have one or more members, and appoint members of the board to serve on the committee or committees. A committee’s members shall serve at the pleasure of the Board of Directors. Unless the appointment by the Board of Directors requires a greater number, a majority of any committee shall constitute a quorum and a majority of a quorum is necessary for committee action. A committee may act by unanimous consent in writing without a meeting and, subject to the provisions of the by-laws or action by the Board of Directors, the committee by majority vote of its members shall determine the time and place of meetings and the notice required therefor. To the extent specified by the Board of Directors or in the Articles of Incorporation or by-laws, each committee may exercise the authority of the Board of Directors; provided, however, a committee may not: (a) authorize distributions, except for dividends to be paid with respect to

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shares of any preferred or special classes or any series thereof; (b) approve or recommend to shareholders any act required to be approved by shareholders; (c) fill vacancies on the board or on any of its committees; (d) elect or remove officers or fix the compensation of any member of the committee; (e) adopt, amend or repeal the by-laws; (f) approve a plan of merger not requiring shareholder approval; (g) authorize or approve reacquisition of shares, except according to a general formula or method prescribed by the board; (h) authorize or approve the issuance or sale, or contract for sale, of shares, except that the board may direct a committee (1) to fix the specific terms of the issuance or sale or contract for sale, including without limitation the pricing terms or the designation and relative rights, preferences, and limitations of a series of shares if the Board of Directors has approved the maximum number of shares to be issued pursuant to such delegated authority or (2) to fix the price and the number of shares to be allocated to particular employees under an employee benefit plan; or (i) amend, alter, repeal, or take action inconsistent with any resolution or action of the Board of Directors when the resolution or action of the Board of Directors provides by its terms that it shall not be amended, altered or repealed by action of a committee.

SECTION 4.02 Minutes. Each committee of directors shall keep regular minutes of its proceedings and report the same to the Board of Directors when required.

SECTION 4.03 Compensation. Members of special or standing committees may be allowed compensation for attending committee meetings, if the Board of Directors shall so determine.

ARTICLE V

NOTICE

SECTION 5.01 Methods of Giving Notice. Whenever, under the provisions of applicable statutes, the Articles of Incorporation or these by-laws, notice is required to be given to any director, member of any committee, or shareholder, such notice may be given in writing and delivered personally or mailed to such director, member, or shareholder; provided that in the case of a director or a member of any committee such notice may be given orally or by telephone. If mailed, notice to a director, member of a committee, or shareholder shall be deemed to be given when deposited in the United States mail first class in a sealed envelope, with postage thereon prepaid, addressed, in the case of a shareholder, to the shareholder at the shareholder’s address as it appears on the records of the corporation or, in the case of a director or a member of a committee, to such person at his business address. Notice to directors and shareholders may also be given by facsimile telecommunication.

SECTION 5.02 Written Waiver. Whenever any notice is required to be given under the provisions of an applicable statute, the Articles of Incorporation, or these by-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

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ARTICLE VI

OFFICERS

SECTION 6.01 Officers. The officers of the corporation shall be a President, one or more Vice Presidents, any one or more of which may be designated Executive Vice President or Senior Vice President, and a Secretary. The Board of Directors may appoint such other officers and agents, including a Chairman of the Board, a Treasurer, Assistant Vice Presidents, Assistant Secretaries, and Assistant Treasurers, in each case as the Board of Directors shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined by the Board. Any two or more offices may be held by the same person. The Chairman of the Board, if one is elected, shall be elected from among the directors. With the foregoing exceptions, none of the other officers need be a director, and none of the officers need be a shareholder of the corporation.

SECTION 6.02 Election and Term of Office. The officers of the corporation shall be elected annually by the Board of Directors at its first regular meeting held after the annual meeting of shareholders or as soon thereafter as conveniently possible. Each officer shall hold office until his successor shall have been chosen and shall have qualified or until his death or the effective date of his resignation or removal, or until he shall cease to be a director in the case of the Chairman.

SECTION 6.03 Removal and Resignation. Any officer or agent elected or appointed by the Board of Directors may be removed without cause by the affirmative vote of a majority of the Board of Directors whenever, in its judgment, the best interests of the corporation shall be served thereby, but such removal shall be without prejudice to the contractual rights, if any, of the person so removed. Any officer may resign at any time by giving written notice to the corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 6.04 Vacancies. Any vacancy occurring in any office of the corporation by death, resignation, removal, or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

SECTION 6.05 Salaries. The salaries of all officers and agents of the corporation shall be fixed by the Board of Directors; and no officer shall be prevented from receiving such salary by reason of his also being a director.

SECTION 6.06 Chairman of the Board. The Chairman of the Board, if one is elected, shall preside at all meetings of the Board of Directors or of the shareholders of the corporation. The Chairman shall formulate and submit to the Board of Directors or the Executive Committee matters of general policy for the corporation and shall perform such other duties as usually appertain to the office or as may be prescribed by the Board of Directors or the Executive Committee.

SECTION 6.07 President. The President shall be the Chief Executive Officer of the corporation and, subject to the control of the Board of Directors, shall in general supervise

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and control the business and affairs of the corporation. In the absence of the Chairman of the Board (if one is elected), the President shall preside at all meetings of the Board of Directors and of the shareholders. He may also preside at any such meeting attended by the Chairman if he is so designated by the Chairman. He shall have the power to appoint and remove subordinate officers, agents and employees, except those elected or appointed by the Board of Directors. The President shall keep the Board of Directors and the Executive Committee fully informed and shall consult them concerning the business of the corporation. He may sign with the Secretary or any other officer of the corporation thereunto authorized by the Board of Directors, certificates for shares of the corporation and any deeds, bonds, mortgages, contracts, checks, notes, drafts, or other instruments that the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof has been expressly delegated by these by-laws or by the Board of Directors to some other officer or agent of the corporation, or shall be required by law to be otherwise executed. He shall vote, or give a proxy to any other officer of the corporation to vote, all shares of any other corporation standing in the name of the corporation and in general he shall perform all other duties normally incident to the office of President and such other duties as may be prescribed by the shareholders, the Board of Directors, or the Executive Committee from time to time.

SECTION 6.08 Vice Presidents. In the absence of the President, or in the event of his inability or refusal to act, the Executive Vice President (or in the event there shall be no Vice President designated Executive Vice President, any Vice President designated by the Board) shall perform the duties and exercise the powers of the President. Any Vice President may sign, with the Secretary or Assistant Secretary, certificates for shares of the corporation. The Vice Presidents shall perform such other duties as from time to time may be assigned to them by the President, the Board of Directors or the Executive Committee.

SECTION 6.09 Secretary. The Secretary shall (a) keep the minutes of the meetings of the shareholders, the Board of Directors and committees of directors; (b) see that all notices are duly given in accordance with the provisions of these by-laws and as required by law; (c) be custodian of the corporate records and of the seal of the corporation;,(d) see that the seal of the corporation or a facsimile thereof is affixed to all certificates for shares prior to the issue thereof and to all documents, the execution of which on behalf of the corporation under its seal is duly authorized in accordance with the provisions of these by-laws; (e) keep or cause to be kept a register of the post office address of each shareholder which shall be furnished by such shareholder; (f) have general charge of the share transfer books of the corporation; and (g) in general, perform all duties normally incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President, the Board of Directors or the Executive Committee.

SECTION 6.10 Treasurer. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine. He shall (a) have charge and custody of and be responsible for all funds and securities of the corporation; (b) receive and give receipts for moneys due and payable to the corporation from any source whatsoever and deposit all such moneys in the name of the corporation in such banks, trust companies, or other depositories as shall be selected in accordance with the provisions of Section 7.03 of these by-laws; (c) prepare, or cause to be prepared, for submission at each regular meeting of the Board of Directors, at each

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annual meeting of the shareholders, and at such other times as may be required by the Board of Directors, the President or the Executive Committee, a statement of financial condition of the corporation in such detail as may be required; and (d) in general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President, the Board of Directors or the Executive Committee.

SECTION 6.11 Assistant Secretary and Treasurer. The Assistant Secretaries and Assistant Treasurers shall, in general, perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the President, the Board of Directors, or the Executive Committee. The Assistant Secretaries and Assistant Treasurers shall, in the absence of the Secretary or Treasurer, respectively, perform all functions and duties which such absent officers may delegate, but such delegation shall not relieve the absent officer from the responsibilities and liabilities of his office. The Assistant Secretaries may sign, with the President or a Vice President, certificates for shares of the corporation, the issue of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine.

ARTICLE VII

CONTRACTS, CHECKS, AND DEPOSITS

SECTION 7.01 Contracts. Subject to the provisions of Section 6.01, the Board of Directors may authorize any officer, officers, agent, or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

SECTION 7.02 Checks. All checks, demands, drafts, or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers or such agent or agents of the corporation, and in such manner, as shall be determined by the Board of Directors.

SECTION 7.03 Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies, or other depositories as the Board of Directors may select.

ARTICLE VIII

CERTIFICATED SHARES

SECTION 8.01 Issuance. Certificates representing shares of the corporation, if any, shall be in such form as may be determined by the Board of Directors. Certificates shall be signed by the President or a Vice President or such other officer authorized by the Board of Directors and by the Secretary or an Assistant Secretary and shall be sealed with the seal, if any, of the corporation. If a certificate is countersigned by a transfer agent or registrar, other than the corporation itself or its employee, any other signatures or countersignature on the certificate may be facsimiles. Each certificate shall state that the corporation is organized under the laws of the State of Illinois, the name of the person to whom issued the number and class of shares, and the

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designation of the series, if any, which such certificate represents. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the books of the corporation. The person in whose name shares stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards to the corporation. All certificates surrendered to the corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled or properly accounted for in the case of a lost certificate.

SECTION 8.02 Transfers. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books.

SECTION 8.03 Uncertificated Shares. The Board of Directors may provide by resolution that some or all of any or all classes and series shall be uncertificated shares, provided that such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Within a reasonable time after the issuance or transfer of uncertificated shares, the corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to this Article and the Business Corporation Act. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated shares and rights and obligations of the holders of certificates representing shares of the same class and series shall be identical.

ARTICLE IX

DIVIDENDS

SECTION 9.01 Declaration. Dividends may be declared by the Board of Directors, and the corporation may make, distributions to its shareholders, subject to any restrictions in the Articles of Incorporation or as provided to applicable law. Dividends may be paid in cash, in property, or in shares of capital stock, subject to the provisions of the Articles of Incorporation.

SECTION 9.02 Reserve. No distribution may be made if, after giving it effect the corporation would be insolvent or the net assets of the corporation would be less than zero or less than the maximum amount payable at the time of distribution to shareholders having preferential rights in liquidation if the corporation were then to be liquidated.

ARTICLE X

INDEMNIFICATION

SECTION 10.01 Third Party Actions. The corporation may indemnify any director or officer of the corporation, and may indemnify any other person, who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in

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the right of the corporation) by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

SECTION 10.02 Actions by or in the Right of the Corporation. The corporation may indemnify any director or officer and may indemnify any other person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

SECTION 10.03 Mandatory Indemnification. To the extent that a director, officer, employee, or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in Sections 10.01 and 10.02, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith, if the person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation.

SECTION 10.04 Determination of Conduct. Any indemnifications under Sections 10.01 and 10.02 (unless indemnification is ordered by a court) shall be made by the corporation only as authorized in the specific case, upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in subsections 10.01 or 10.02. Such determination shall be made with respect to a person who is a director or officer at the time of the determination: (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding at the time of determination, (b) by a committee of the directors who are not parties to such action, suit, or proceeding, even

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though less than a quorum, designated by a majority vote of the directors, (c) if there are no such directors, or if the directors so direct, by independent legal counsel in a written opinion, or (d) by the shareholders.

SECTION 10.05 Payment of Expenses in Advance. Expenses incurred in defending a civil or criminal action, suit, or proceeding may be paid by the corporation in advance of the final disposition of such action, suit, or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee, or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Article X. Such expenses (including attorney’s fees) incurred by former directors and officers or other employees and agents may be so paid on such terms and conditions, if any, as the corporation deems appropriate.

SECTION 10.06 Indemnity Not Exclusive. The indemnification and advancement of expenses provided or granted hereunder shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Articles of Incorporation, any other by-law, agreement, vote of shareholders, or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

SECTION 10.07 Definitions. For purposes of this Article X:

(a) “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger that, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee, or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, shall stand in the same position under this Article X with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued;

(b) “other enterprises” shall include employee benefit plans;

(c) “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan;

(d) “serving at the request of the corporation” shall include any service as a director, officer, employee, or agent of the corporation that imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and

(e) a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this Article X.

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SECTION 10.08 Continuation of Indemnity. The indemnification and advancement of expenses provided or granted hereunder shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

ARTICLE XI

MISCELLANEOUS

SECTION 11.01 Seal. The corporate seal, if one is authorized by the Board of Directors, may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

SECTION 11.02 Books. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Illinois at the offices of the corporation, or at such other place or places as may be designated from time to time by the Board of Directors.

SECTION 11.03 Fiscal Year. The fiscal year of the corporation shall be determined by the Board of Directors

ARTICLE XII

AMENDMENT

These by-laws may be altered, amended, or repealed by a majority of the number of directors then constituting the Board of Directors at any regular meeting of the Board of Directors without prior notice, or at any special meeting of the Board of Directors if notice of such alteration, amendment, or repeal be contained in the notice of such special meeting.

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